Filed Pursuant to Rule 424(b)(5)

File Nos. 333-214360 and 333-214360-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.490% Notes due 2027	$ 1,000,000,000	$115,900
4.375% Notes due 2047	$ 1,000,000,000	$115,900

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933. The fee will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act of 1933

Prospectus Supplement

(To Prospectus dated November 1, 2016)

$2,000,000,000

NiSource Finance Corp.

$1,000,000,000 3.490% Notes due 2027

$1,000,000,000 4.375% Notes due 2047

Unconditionally Guaranteed by NiSource Inc.

The Notes due 2027 will mature on May 15, 2027. The Notes due 2027 will bear interest at a rate of 3.490% per year. Interest on the Notes due 2027 will be paid semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2017. The Notes due 2047 will mature on May 15, 2047. The Notes due 2047 will bear interest at a rate of 4.375% per year. Interest on the Notes due 2047 will be paid semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2017. We refer to the Notes due 2027 and the Notes due 2047 collectively as the “Notes.”

At our option, we may redeem some or all of the Notes at any time and from time to time at the redemption prices described herein.

The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our senior unsecured obligations and will rank equally with all our other senior unsecured indebtedness from time to time outstanding.

Investing in the Notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Underwriting Discount	Proceeds to Us Before Expenses (1)
Per Note due 2027	99.984%	0.650%	99.334%
Total for Notes due 2027	$999,840,000	$6,500,000	$993,340,000
Per Note due 2047	99.918%	0.875%	99.043%
Total for Notes due 2047	$999,180,000	$8,750,000	$990,430,000
Total	$1,999,020,000	$15,250,000	$1,983,770,000

(1)	Plus accrued interest from May 22, 2017, if settlement occurs after that date.

Each series of the Notes will constitute a new issue of securities without an established trading market. The Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system.

We expect that delivery of the Notes will be made to investors through the book-entry delivery system of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., on or about May 22, 2017.

Joint Book-Running Managers

Barclays	Credit Suisse	J.P. Morgan	MUFG

Citigroup	Wells Fargo Securities

Senior Co-Managers

Goldman Sachs & Co. LLC	Mizuho Securities	PNC Capital Markets LLC

Co-Managers

KeyBanc Capital Markets	Scotiabank	US Bancorp

The date of this prospectus supplement is May 11, 2017.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, describes the specific terms of the offering and certain other matters relating to NiSource Inc. and NiSource Finance Corp. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference that are described under “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free-writing prospectus issued by us, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell the securities offered hereby. The information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

Prospectus Supplement

Prospectus

S-ii

SUMMARY

This summary highlights certain information contained in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before purchasing the Notes. We urge you to read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the historical financial statements and notes to those financial statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the “Risk Factors” section on page S-6 of this prospectus supplement and the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and in NiSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 for more information about important risks that you should consider before investing in the Notes. References to “NiSource” refer to NiSource Inc., and references to “NiSource Finance” refer to NiSource Finance Corp. Unless the context requires otherwise, “we,” “us” or “our” refer collectively to NiSource and its subsidiaries, including NiSource Finance.

NiSource Inc.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. We are one of the nation’s largest natural gas distribution companies, as measured by number of customers. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses, with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.4 million customers in seven states and operate approximately 59,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 820,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 466,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates three coal-fired electric generating stations. The three operating facilities have a net capability of 2,540 megawatts. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 3,281 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 345,000 volts, consists of 2,805 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2016, NIPSCO generated 66.4% and purchased 33.6% of its electric requirements.

NiSource Finance Corp.

NiSource Finance is a wholly-owned special purpose finance subsidiary of NiSource that engages in financing activities to raise funds for the business operations of NiSource and its subsidiaries. NiSource Finance’s obligations under the Notes will be fully and unconditionally guaranteed by NiSource. NiSource Finance was incorporated in March 2000 under the laws of the State of Indiana.

On April 26, 2017, NiSource announced its intention to merge NiSource Finance and another wholly-owned special purpose finance subsidiary, NiSource Capital Markets, Inc., with and into NiSource. The mergers are expected to occur in the second half of 2017 following the receipt of approvals from applicable state public utility commissions and other governmental agencies, certain contractual counterparties, and NiSource’s Board of Directors. NiSource Finance has outstanding debt and other obligations, including, following consummation of this offering, the Notes. NiSource has unconditionally guaranteed the obligations of NiSource Finance under its credit agreement, indenture and interest rate hedges and, through a support agreement, is responsible for the obligations of NiSource Capital Markets, Inc. under that subsidiary’s indenture. Upon the consummation of the mergers, NiSource will become the sole obligor under all such obligations, including the Notes, and, accordingly, all of the guarantees will be extinguished. The mergers are not expected to have any impact on NiSource’s consolidated financial statements or the credit ratings of the outstanding debt securities. The mergers are not subject to lender or noteholder consent under the credit agreement or the indentures.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

Tender Offers for 6.125% Notes due 2022, 6.40% Notes due 2018, 6.80% Notes due 2019

and 5.45% Notes due 2020

On May 11, 2017, we announced our intent to commence, on or about the date hereof, tender offers (the “Tender Offers”) to purchase any and all of our outstanding 6.125% Notes due 2022 (the “Any and All Notes”), up to $175,000,000 aggregate principal amount of our 6.40% Notes due 2018, up to $200,000,000 aggregate principal amount of our 6.80% Notes due 2019 and up to $220,000,000 aggregate principal amount of our 5.45% Notes due 2020, upon the terms and subject to the conditions set forth in an Offer to Purchase, dated May 11, 2017 (the “Offer to Purchase”). As of the date of this prospectus supplement, there are outstanding $500,000,000 aggregate principal amount of Any and All Notes, $476,027,000 aggregate principal amount of the 6.40% Notes due 2018, $500,000,000 aggregate principal amount of the 6.80% Notes due 2019 and $550,000,000 aggregate principal amount of the 5.45% Notes due 2020. We intend to use a portion of the proceeds from our sale of the Notes offered hereby, to pay for the notes tendered pursuant to the Tender Offers.

Consummation of the Tender Offers will be subject to a number of conditions, including the issuance of the Notes offered hereby and the absence of certain adverse legal and market developments. We cannot provide any assurance as to whether we will complete the Tender Offers or as to the results thereof.

The sale of the Notes offered hereby is not conditioned on the completion of the Tender Offers.

The Tender Offers will only be made pursuant to the Offer to Purchase, which will contain the complete terms and conditions relating to the Tender Offers. The information set forth herein is for informational purposes only and is not soliciting any offer to participate in the Tender Offers.

THE OFFERING

Issuer	NiSource Finance Corp.

Securities Offered	$1,000,000,000 aggregate principal amount of 3.490% Notes due 2027 (the “Notes due 2027”).

$1,000,000,000 aggregate principal amount of 4.375% Notes due 2047 (the “Notes due 2047”).

Guarantee	NiSource Inc. will fully and unconditionally guarantee all the obligations of NiSource Finance under the Notes.

Upon consummation of the merger of NiSource Finance into NiSource as disclosed under “—NiSource Finance Corp.,” NiSource will become the sole obligor under the Notes.

Maturity Dates	The Notes due 2027 will mature on May 15, 2027.

The Notes due 2047 will mature on May 15, 2047.

Interest Rates	The interest rate on the Notes due 2027 will be 3.490% per annum.

The interest rate on the Notes due 2047 will be 4.375% per annum.

Interest Payment Dates	Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2017.

Optional Redemption	At any time before the Relevant Par Call Date (as defined below) we will have the right to redeem the Notes of either series, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if such Notes matured on the Relevant Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points in the case of the Notes due 2027 and 25 basis points in the case of the Notes due 2047, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date. The “Relevant Par Call Date” means, with respect to the Notes due 2027, February 15, 2027 (which is the date that is three months prior to maturity of the Notes due 2027) and, with respect to the Notes due 2047, November 15, 2046 (which is the date that is six months prior to maturity of the Notes due 2047).

At any time on or after the Relevant Par Call Date, we will have the right to redeem the Notes of either series, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption. See the “Supplemental Description of the Notes—Optional Redemption” section of this prospectus supplement for more information.

Ranking	The Notes will be senior, unsecured obligations of NiSource Finance ranking equally in right of payment with other senior indebtedness of NiSource Finance.

The guarantees (and, following the pending merger of NiSource Finance into NiSource, the Notes) will be senior, unsecured obligations of NiSource, ranking equally in right of payment with other senior indebtedness of NiSource. Because NiSource is a holding company that derives substantially all of its income from operating subsidiaries, the guarantee (and, following the pending merger of NiSource Finance into NiSource, the Notes) will effectively be subordinated to debt and preferred stock at the subsidiary level.

The Indenture does not limit the amount of debt that NiSource Finance, NiSource or any of its subsidiaries may incur.

Limitation on Liens	Subject to certain exceptions, neither NiSource Finance, NiSource nor any subsidiary of NiSource other than a utility may issue, assume or guarantee any secured debt, except intercompany indebtedness, without also securing the Notes, unless the total amount of all of the secured debt would not exceed 10% of NiSource’s consolidated net tangible assets.

Use of Proceeds	The net proceeds to us from the sale of the Notes, after deducting the respective underwriting discounts but before deducting our other fees and expenses related to the offering, will be approximately $1,984 million. We intend to use a portion of the net proceeds from the offering to purchase notes in the Tender Offers and to use the balance to finance capital expenditures, and for general corporate purposes. Until used for those purposes, the net proceeds will be used to repay short-term borrowings under our commercial paper program having a weighted average annual interest rate of 1.35% as of May 5, 2017. See the “Use of Proceeds” section of this prospectus supplement for more information.

Conflicts of Interest	Because 5% or more of the net proceeds may be paid to one or more underwriters participating in this offering or their affiliates, there is a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. See the “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest” sections of this prospectus supplement for more information.

Additional Notes	We may, without the consent of the holders of the Notes, create and issue additional Notes of a series ranking equally with the Notes of such series in all respects, including having the same CUSIP number and the same terms (except for the price to public, the issue date and the first interest payment date, as applicable), so that such additional Notes would be consolidated and form a single series with the Notes of such series and would have the same terms as to status, redemption or otherwise as the Notes of such series. See the “Supplemental Description of the Notes” section of this prospectus supplement for more information.

RISK FACTORS

Investing in the Notes involves risk. Please see the “Risk Factors” and “Note Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, and in NiSource’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, the risks described below could result in a decrease in the value of the Notes and your investment therein.

The Notes and guarantees are obligations of NiSource Finance and NiSource, respectively, and not of NiSource’s operating subsidiaries and will be effectively subordinated to the claims of such operating subsidiaries’ creditors.

The Notes and guarantees are obligations of NiSource Finance and NiSource, respectively, and not of NiSource’s other subsidiaries. NiSource is a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. NiSource Finance is a consolidated finance subsidiary, which has no independent operations other than its financing activities. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments by such subsidiaries to NiSource and NiSource Finance. This will continue to be the case if, as anticipated, NiSource Finance is merged into NiSource and NiSource becomes the sole obligor on the Notes and the NiSource guarantees are extinguished.

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our operating subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of April 30, 2017 our operating subsidiaries (which do not include NiSource Finance, NiSource Capital Markets, Inc. and NiSource Development Company) had approximately $780,625,925 of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. If any of our subsidiaries were to issue preferred stock in the future, the Notes would similarly be effectively subordinated to the rights of the preferred stockholders.

There is no prior public market for the Notes, and we cannot assure you that any public market will develop or be sustained after the offering.

Each series of Notes will constitute a new issue of securities without an established trading market. We have been advised by the underwriters that they may make a market in the Notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. There can be no assurance that a market for the Notes will develop or, if it does develop, that it will continue. If an active public market does not develop, the market price and liquidity of the Notes may be adversely affected. Furthermore, we do not intend to apply for listing of the Notes on any securities exchange or automated dealer quotation system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that NiSource files with the SEC after the date of this prospectus supplement will automatically modify and supersede the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended by Form 10-K/A filed on May 8, 2017;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed January 27, 2017, March 24, 2017, April 26, 2017 and May 3, 2017; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we sell all of the securities offered by this prospectus supplement.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Samuel K. Lee, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

USE OF PROCEEDS

The net proceeds to us from the sale of the Notes, after deducting the respective underwriting discounts but before deducting our other fees and expenses related to the offering, will be approximately $1,984 million. We intend to use a portion of the net proceeds from this offering to purchase notes in the Tender Offers. We intend to use the balance of the proceeds to finance capital expenditures and for general corporate purposes. Until used for those purposes, the net proceeds will be used to repay short-term borrowings under our commercial paper program having a weighted average annual interest rate of 1.35% as of May 5, 2017. As of May 5, 2017, the outstanding amount of short term borrowings under our commercial paper program was $1,047 million. Certain of the underwriters and their respective affiliates may receive a portion of the net proceeds from this offering to the extent they hold notes subject to the Tender Offers and participate in the Tender Offers or to the extent they are lenders under our revolving credit facility and we use such proceeds to repay short-term borrowings under that facility. See the “Underwriting (Conflicts of Interest)—Conflicts of Interest” section of this prospectus supplement for more information. See the “Summary” section of this prospectus supplement for more information on notes subject to the Tender Offers.

CAPITALIZATION

The following table shows our capitalization and short-term indebtedness at March 31, 2017 (1) on an actual consolidated basis and (2) on a consolidated basis as adjusted to reflect (i) the issuance and sale of $2,000 million principal amount of the Notes and (ii) the use of the net proceeds as set forth under “Use of Proceeds” in this prospectus supplement, assuming the tender and purchase of approximately $895 million of outstanding notes pursuant to the Tender Offers (provided, however, that the premium paid with respect to the notes so tendered is not reflected). This table should be read in conjunction with our consolidated financial statements and related notes for the three months ended March 31, 2017 incorporated by reference in this prospectus supplement and accompanying prospectus. See “Incorporation by Reference” in this prospectus supplement.

	March 31, 2017
	Actual	As Adjusted
	(in millions)
Short-term borrowings (including current portion of long-term debt)	$2,323.5	$1,062.3

Long-term debt (excluding amounts due within one year)	$5,590.7	$6,851.9
Common stockholders’ equity	4,191.1	4,191.1

Total capitalization	$9,781.8	$11,043.0

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of our earnings to fixed charges for each of the periods indicated:

	Fiscal Year Ended December 31,
Three Months Ended March 31, 2017	2016	2015	2014	2013	2012
4.30	2.25	1.81	2.01	1.81	1.61

For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest on all indebtedness (before allowance for borrowed funds used during construction), amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor and preferred stock dividend requirements of consolidated subsidiaries.

SUPPLEMENTAL DESCRIPTION OF THE NOTES

Please read the following information concerning the Notes in conjunction with the statements under “Description of the Debt Securities” in the accompanying prospectus, which the following information supplements and, if there are any inconsistencies, supersedes. The following description is not complete. The Notes will be issued under the Indenture, dated as of November 14, 2000, that we have entered into with The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”). The Indenture is described in the accompanying prospectus and is filed as an exhibit to the registration statement under which the Notes are being offered and sold.

Maturity, Interest and Payment

The Notes due 2027 will mature on May 15, 2027, subject to earlier redemption at our option as described under “—Optional Redemption.” The Notes due 2027 will bear interest at a rate of 3.490% per annum from and including May 22, 2017, payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2017. Interest payable on each interest payment date for the Notes due 2027 will be paid to the persons in whose name the Notes due 2027 are registered at the close of business on each May 1 and November 1 (whether or not a business day).

The Notes due 2047 will mature on May 15, 2047, subject to earlier redemption at our option as described under “—Optional Redemption.” The Notes due 2047 will bear interest at a rate of 4.375% per annum from and including May 22, 2017, payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2017. Interest payable on each interest payment date for the Notes due 2047 will be paid to the persons in whose name the Notes due 2047 are registered at the close of business on each May 1 and November 1 (whether or not a business day).

If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Optional Redemption

At any time before February 15, 2027 (which is the date that is three months prior to maturity of the Notes due 2027 (the “2027 Par Call Date”)), we will have the right to redeem the Notes due 2027, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes due 2027 being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes due 2027 being redeemed that would be due if the Notes due 2027 matured on the 2027 Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes due 2027 being redeemed to, but excluding, such redemption date.

At any time on or after the 2027 Par Call Date, we will have the right to redeem the Notes due 2027, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes due 2027 being redeemed plus accrued and unpaid interest on the principal amount of the Notes due 2027 being redeemed to, but excluding, such redemption.

At any time before November 15, 2046 (which is the date that is six months prior to maturity of the Notes due 2047 (the “2047 Par Call Date”)), we will have the right to redeem the Notes due 2047, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes due 2047 being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes due 2047 being redeemed that would be due if the Notes due 2047 matured on the 2047

Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes due 2047 being redeemed to, but excluding, such redemption date.

At any time on or after the 2047 Par Call Date, we will have the right to redeem the Notes due 2047, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes due 2047 being redeemed plus accrued and unpaid interest on the principal amount of the Notes due 2047 being redeemed to, but excluding, such redemption.

For purposes of the optional redemption provisions, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the applicable series of Notes to be redeemed (assuming, for this purpose, that the Notes due 2027 matured on the 2027 Par Call Date and the Notes due 2047 matured on the 2047 Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes of the applicable series.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations as determined by us.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Barclays Capital Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for them.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Notes of a series at any time, the Trustee will select the Notes to be redeemed using a method it considers fair and appropriate.

We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

Additional Notes

We may, without the consent of the holders of the Notes, create and issue additional Notes of either series ranking equally with the Notes of such series in all respects, including having the same CUSIP number and the same terms (except for the price to public, the issue date and the first interest payment date, as applicable), so that such additional Notes would be consolidated and form a single series with the Notes of such series and would have the same terms as to status, redemption or otherwise as the Notes of such series. No additional Notes of a series may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes of that series.

Forms and Denominations

The Notes of each series will be issued as one or more global securities in the name of a nominee of The Depository Trust Company and will be available only in book-entry form. See “—Book-Entry Only Issuance—The Depository Trust Company”. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Book-Entry Only Issuance—The Depository Trust Company

The Depository Trust Company (“DTC”) will act as the initial securities depositary for the Notes. The Notes will be issued only as fully-registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. Each series of Notes initially will be represented by one or more fully registered global securities, representing in the aggregate the total principal amount of the Notes, and will be deposited with the Trustee on behalf of DTC. Investors may hold interests in the Notes through DTC if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”).

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each series of Notes (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchases. Beneficial Owners, however, are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owners purchased Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of each series of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any changes in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the Notes are being redeemed, DTC’s practice is to determine by lot the amount of interest of each Direct Participant in such Notes to be redeemed.

Although voting with respect to the Notes is limited, in those cases where a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Direct Participants or Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in “street name,” and will be the responsibility of such Direct Participants or Indirect Participant and not of DTC, NiSource Finance, NiSource, or the Trustee, subject to any statutory or regulatory requirements. Payment to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of NiSource Finance and the applicable paying agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

Except as provided herein, a Beneficial Owner of either series of Notes will not be entitled to receive physical delivery of the Notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Notes.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to NiSource Finance or the Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, the Notes certificates will be required to be printed and delivered to the holders of record.

NiSource Finance may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect to the Notes. NiSource Finance understands, however, that under current industry practices, DTC would notify its Direct Participants and Indirect Participants of NiSource Finance’s decision, but will only withdraw beneficial interests from the global Notes at the request of each Direct Participant or Indirect Participant. In that event, certificates for the Notes will be printed and delivered to the applicable Direct Participant or Indirect Participant.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that NiSource and NiSource Finance believe to be reliable, but none of NiSource, NiSource Finance, or any underwriter takes any responsibility for the accuracy thereof. None of NiSource, NiSource Finance or any underwriter has any responsibility for the performance by DTC or its Direct Participants or Indirect Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Global Clearance and Settlement Procedures

Secondary market trading between Clearstream participants and/or Euroclear system participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear system, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear system participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear system participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of Notes received in Clearstream or the Euroclear system as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream participant or Euroclear system participant on such business day. Cash received in Clearstream or the Euroclear system as a result of sales of the Notes by or through a Clearstream participant or a Euroclear system participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear system cash account only as of the business day following settlement in DTC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion summarizes certain United States (“U.S.”) federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes. The following discussion does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Notes that are held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price, by Non-U.S. Holders (as defined below). This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, “controlled foreign corporations”, “passive foreign investment companies”, partnerships or other pass-through entities for U.S. federal income tax purposes, traders or dealers in securities or commodities, persons holding the Notes as part of a hedge or other integrated transaction, persons subject to alternative minimum tax and certain former citizens or residents of the U.S.

NiSource Finance has not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of the Notes or that any such position would not be sustained.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Notes (other than a partnership for U.S. federal tax purposes) that, for U.S. federal income tax purposes, is not (i) an individual that is a citizen or resident of the U.S.; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the U.S. is able to exercise primary control over its administration and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code (a “U.S. Person”), have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a U.S. Person. If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, beneficially owns Notes, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership that beneficially owns Notes should consult their tax advisors as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Notes applicable to them.

Interest

It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., and subject to the backup withholding and FATCA summaries below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of NiSource Finance’s stock entitled to vote, (B) is not a controlled foreign corporation that is related to NiSource Finance directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a U.S. Person or (y) a securities clearing organization or certain other financial institutions holding the Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes

NiSource Finance or its paying agent with a copy thereof. In addition, NiSource Finance or its paying agent must not have actual knowledge or reason to know that the beneficial owner of the Notes is a U.S. Person.

If interest on the Notes is not effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. Persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides NiSource Finance or its paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the Notes

Subject to the backup withholding and FATCA summaries below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the Notes. A Non-U.S. Holder also generally will not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S., and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. Person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the Notes (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

Information returns will be filed annually with the IRS in connection with NiSource Finance’s payment of interest on the Notes. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder resides. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. Person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Notes, and the Non-U.S. Holder may be subject to backup withholding tax (currently at a rate of 28%) on payments of interest on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability or may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to (1) interest on a debt obligation and (2) the gross proceeds, including the return of principal, from the sale or other disposition, including redemption, after December 31, 2018 of a debt obligation, in each case paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. NiSource Finance will not pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the Notes.

Persons considering the purchase of Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to conditions set forth in the underwriting agreement, we have agreed to sell all, but not less than all, the Notes to the underwriters, and the underwriters have severally and not jointly agreed to purchase the principal amount of the Notes set forth opposite its name in the following table:

Underwriter	Principal Amount of Notes due 2027	Principal Amount of Notes due 2047
Barclays Capital Inc.	$170,000,000	$170,000,000
Credit Suisse Securities (USA) LLC	$170,000,000	$170,000,000
J.P. Morgan Securities LLC	$170,000,000	$170,000,000
MUFG Securities Americas Inc.	$170,000,000	$170,000,000
Citigroup Global Markets Inc.	$85,000,000	$85,000,000
Wells Fargo Securities, LLC	$85,000,000	$85,000,000
Goldman Sachs & Co. LLC	$30,000,000	$30,000,000
Mizuho Securities USA LLC	$30,000,000	$30,000,000
PNC Capital Markets LLC	$30,000,000	$30,000,000
KeyBanc Capital Markets Inc.	$20,000,000	$20,000,000
Scotia Capital (USA) Inc.	$20,000,000	$20,000,000
U.S. Bancorp Investments, Inc.	$20,000,000	$20,000,000

Total	$1,000,000,000	$1,000,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes of a series if any Notes of such series are purchased. However, the sales of the Notes due 2027 and the Notes due 2047 are not conditioned upon each other, and we may consummate the sale of one series and not the other, or consummate the sales at different times. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering of Notes of such series may be terminated.

The underwriters propose to offer the Notes due 2027 initially at the price to public set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession of 0.400% of the principal amount per Note due 2027. The underwriters may allow and those certain dealers may reallow a discount of 0.250% of the principal amount per Note due 2027 on sales to certain other dealers. After the initial public offering of the Notes due 2027, the price to public and other selling terms may be changed.

The underwriters propose to offer the Notes due 2047 initially at the price to public set forth on the cover page of this prospectus supplement and to certain dealers at that price less a selling concession of 0.500% of the principal amount per Note due 2047. The underwriters may allow and those certain dealers may reallow a discount of 0.250% of the principal amount per Note due 2047 on sales to certain other dealers. After the initial public offering of the Notes due 2047, the price to public and other selling terms may be changed.

We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $2,625,000.

Each series of Notes is a new issue of securities with no established trading market. One or more of the underwriters intends to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be.

We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in that respect.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Over-allotment involves sales by the underwriters of Notes in excess of the principal amount of Notes the underwriters are obligated to purchase, which creates a syndicate short position.

•	Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate-covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the price of the Notes may be higher than the prices that might otherwise exist in the open market. The underwriters are not required to engage in these transactions and these transactions, if commenced, may be discontinued at any time.

We expect to deliver the Notes against payment for the Notes on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the seventh business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date hereof or the next succeeding three business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next succeeding three business days should consult their own advisors.

Other Relationships

Certain of the underwriters and their affiliates have provided certain investment banking, commercial banking and other financial services to us and our affiliates, for which they have received customary fees. The underwriters and their affiliates may from time to time engage in future transactions with us and our affiliates and provide services to us and our affiliates in the ordinary course of their business. Certain underwriters or their affiliates are acting as dealer managers in the Tender Offers.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto, including by Directive 2010/73/EU) as implemented in member states of the European Economic Area (the “EEA”) (the “Prospectus Directive”). None of NiSource Finance, NiSource nor the underwriters has authorized, nor does any of them authorize, the making of any offer of Notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the Notes contemplated in this prospectus supplement and the accompanying prospectus.

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is or was implemented in that Relevant Member State it has not made and will not make an offer of the Notes to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require NiSource Finance, NiSource or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for any of the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to NiSource Finance or NiSource; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Switzerland

The Notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of, and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Each underwriter has represented and agreed not to publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement or any other offering or marketing material relating to the Notes.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, NiSource Finance or the Notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Canada

The Notes may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Notes have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) ) (the “Financial Instruments and Exchange Law”), and the Notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

Korea

The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA), pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a “relevant person,” which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each shares,

debentures and units of shares and debentures of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor, a relevant person (as defined in Section 275(2) of the SFA), or any person pursuant to an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law.

Taiwan

The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Notes in Taiwan.

Conflicts of Interest

Certain of the underwriters and their respective affiliates will receive a portion of the net proceeds to the extent they (i) hold notes subject to the Tender Offers and participate in the Tender Offers or (ii) hold a portion of our commercial paper and such proceeds are used to repay such commercial paper. To the extent any underwriter, or its affiliates, receives 5% or more of the net proceeds, such underwriter will be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering will be made in compliance with the applicable provisions of Rule 5121. Any underwriter participating in the offering that receives 5% or more of the net proceeds will not confirm any sales to accounts over which it exercises discretionary authority without first receiving specific written approval for the transaction from those accounts. See the “Use of Proceeds” section of this prospectus supplement for more information.

LEGAL MATTERS

The validity of the Notes will be passed upon for us by Schiff Hardin LLP, Chicago, Illinois. The underwriters have been represented by Hunton & Williams LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the NiSource Inc. Annual Report on Form 10-K for the year ended December 31, 2016, as amended by Form 10-K/A filed on May 8, 2017, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

NiSource Inc.

Common Stock

Preferred Stock

Guarantees of Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

NiSource Finance Corp.

Debt Securities

Guaranteed as Set Forth in this Prospectus by NiSource Inc.

Warrants

NiSource Inc. may offer, from time to time, in amounts, at prices and on terms that it will determine at the time of offering, any or all of the following:

•	shares of common stock;

•	shares of preferred stock, in one or more series;

•	warrants to purchase common stock or preferred stock; and

•	stock purchase contracts to purchase common stock, either separately or in units with the debt securities described below or U.S. Treasury securities.

NiSource Finance Corp., a wholly owned subsidiary of NiSource, may offer from time to time in amounts, at prices and on terms to be determined at the time of the offering:

•	one or more series of its debt securities; and

•	warrants to purchase debt securities.

NiSource will fully and unconditionally guarantee the obligations of NiSource Finance under any debt securities issued under this prospectus or any prospectus supplement.

We will provide specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 20 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration or continuous offering process. Under this process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and stock purchase units we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include a description of any risk factors or other special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC’s public reference room offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

References to “NiSource” refer to NiSource Inc., and references to “NiSource Finance” refer to NiSource Finance Corp. Unless the context requires otherwise, references to “we,” “us” or “our” refer collectively to NiSource and its subsidiaries, including NiSource Finance. References to “securities” refer collectively to the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, stock purchase contracts and stock purchase units registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION

NiSource files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document NiSource files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain additional information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including NiSource.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	our Current Reports on Form 8-K filed February 1, 2016; March 24, 2016; March 31, 2016 and May 12, 2016; and

•	any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

You may request a copy of any of these filings at no cost by writing to or telephoning us at the following address and telephone number: Samuel K. Lee, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

We maintain an internet site at http://www.nisource.com which contains information concerning NiSource and its subsidiaries. The information contained at our internet site is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.

We have filed this prospectus with the SEC as part of a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

RISK FACTORS

Investing in the securities involves risk. You should read carefully the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in NiSource’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, in any prospectus supplement and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, objectives, expected performance, expenditures and recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, NiSource may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; risks associated with construction and natural gas cost and supply; extreme weather conditions; the ability of subsidiaries to generate cash; uncertainties related to the expected benefits of the July 2015 spin-off of its former Columbia Pipeline Group, Inc. subsidiary and the matters referenced in the “Risk Factors” section of NiSource’s 2015 Form 10-K and 2016 Forms 10-Q, many of which are beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. We expressly disclaim any duty to update, supplement or amend any of our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus, the date of the accompanying prospectus supplement or, in the case of documents incorporated by reference, the date of those documents.

NISOURCE INC.

Overview. NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company providing service to customers in the Midwest, the Mid-Atlantic and Massachusetts, and Northern Indiana Public Service Company, or NIPSCO, a vertically-integrated natural gas and electric company providing service to customers in northern Indiana. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.4 million customers in seven states and operate approximately 59,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 812,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. Through our subsidiary NIPSCO, we generate, transmit and distribute electricity to approximately 463,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates three coal-fired electric generating stations. The three operating facilities have a net capability of 2,540 megawatts. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 3,281 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 345,000 volts, consists of 2,805 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2015, NIPSCO generated 67.4% and purchased 32.6% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

NISOURCE FINANCE CORP.

NiSource Finance is a wholly-owned special purpose finance subsidiary of NiSource that engages in financing activities to raise funds for the business operations of NiSource and its subsidiaries. NiSource Finance’s obligations under the debt securities will be fully and unconditionally guaranteed by NiSource. NiSource Finance was incorporated in March 2000 under the laws of the State of Indiana.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any applicable prospectus supplement for general corporate purposes, including additions to working capital and repayment of existing indebtedness.

RATIOS OF EARNINGS TO FIXED CHARGES

The following are ratios of our earnings to fixed charges for each of the periods indicated:

Nine Months Ended September 30, 2016	Fiscal Year Ended December 31
	2015	2014	2013	2012	2011
2.23	1.81	2.01	1.81	1.61	1.40

For purposes of calculating the ratio of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest on all indebtedness (before allowance for borrowed funds used during construction), amortization of debt expense, the portion of rental expenses on operating leases deemed to be representative of the interest factor and preferred stock dividend requirements of consolidated subsidiaries. The results of operations for NiSource’s former Columbia Pipeline Group Operations segment are treated as discontinued operations for all periods.

DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of NiSource consists of 420,000,000 shares, $0.01 par value, of which 400,000,000 are common stock and 20,000,000 are preferred stock. The board of directors has designated 4,000,000 shares of the preferred stock as Series A Junior Participating Preferred Shares. These shares were reserved for issuance upon the exercise of rights under NiSource’s former Shareholder Rights Plan, which was effectively terminated in 2006 and formally expired in 2010.

Anti-Takeover Provisions

The certificate of incorporation of NiSource includes provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of management of NiSource. Members of NiSource’s board of directors may be removed only for cause by the affirmative vote of a majority of the combined voting power of all of the then-outstanding shares of stock of NiSource voting together as a single class. Stockholders may not cumulate their votes, and stockholder action may be taken only at a duly called meeting and not by written consent. In addition, NiSource’s bylaws contain requirements for advance notice of stockholder proposals and director nominations. These and other provisions of the certificate of incorporation and bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control of management of NiSource.

NiSource is subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, such as the New York Stock Exchange, from engaging, under certain circumstances, in a “business combination,” which includes a merger or sale of more than 10% of the corporation’s assets, with any interested stockholder for three years following the date that the stockholder became an interested stockholder. An interested stockholder is a stockholder who acquired 15% or more of the corporation’s outstanding voting stock without the prior approval of the corporation’s board of directors.

The following summaries of provisions of our common stock and preferred stock are not necessarily complete. You are urged to read carefully NiSource’s certificate of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

NiSource common stock is listed on the New York Stock Exchange under the symbol “NI.” Common stockholders may receive dividends if and when declared by the board of directors. Dividends may be paid in cash, stock or other form. In certain cases, common stockholders may not receive dividends until obligations to any preferred stockholders have been satisfied. All common stock will be fully paid and non-assessable. Each share of common stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive rights or cumulative voting rights. Common stockholders will be notified of any stockholders’ meeting according to applicable law. If NiSource liquidates, dissolves or winds-up its business, either voluntarily or involuntarily, common stockholders will share equally in the assets remaining after creditors and preferred stockholders are paid.

Preferred Stock

The board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series, including any dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of NiSource and make it harder to remove incumbent management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of common stock. All preferred stock will be fully paid and non-assessable.

The terms of the preferred stock that NiSource may offer will be established by or pursuant to a resolution of the board of directors of NiSource and will be issued under certificates of designations or through amendments to NiSource’s certificate of incorporation. If NiSource uses this prospectus to offer preferred stock, an accompanying prospectus supplement will describe the specific terms of the preferred stock. NiSource will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to the preferred stock that NiSource may offer.

The following terms of the preferred stock, as applicable, will be set forth in a prospectus supplement relating to the preferred stock:

•	the title and stated value;

•	the number of shares NiSource is offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation of dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on NiSource’s ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	voting rights, if any;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend or liquidation rights;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend or liquidation rights; and

•	any other material specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The terms, if any, on which the preferred stock may be exchanged for or converted into shares of common stock or any other security and, if applicable, the conversion or exchange price, or how it will be calculated, and the conversion or exchange period will be set forth in the applicable prospectus supplement.

The preferred stock or any series of preferred stock may be represented, in whole or in part, by one or more global certificates, which will have an aggregate liquidation preference equal to that of the preferred stock represented by the global certificate.

Each global certificate will:

•	be registered in the name of a depositary or a nominee of the depositary identified in the prospectus supplement;

•	be deposited with such depositary or nominee or a custodian for the depositary; and

•	bear a legend regarding the restrictions on exchanges and registration of transfer and any other matters as may be provided for under the certificate of designations.

DESCRIPTION OF THE DEBT SECURITIES

NiSource Finance may issue debt securities, which will be designated as either senior debt securities or subordinated debt securities, in one or more series from time to time. Unless the context requires otherwise, references to “debt securities” refer collectively to both the senior debt securities and the subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of November 14, 2000, among NiSource Finance, NiSource, as guarantor, and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee. We refer to this indenture as the “Senior Indenture.” The subordinated debt securities will be issued under a separate indenture to be entered into at a future date among NiSource Finance, NiSource, as guarantor, and The Bank of New York Mellon, as trustee. We refer to this indenture as the “Subordinated Indenture” and, together with the Senior Indenture, as the “Indentures.” The Bank of New York Mellon, as trustee under the Indentures, will act as indenture trustee for the purposes of the Trust Indenture Act. We have filed the Indentures as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes some of the terms of the debt securities and the Indentures. This section does not contain a complete description of the debt securities or the Indentures. The description of the debt securities is qualified in its entirety by the provisions of the Indentures. References to section numbers in this description of the debt securities, unless otherwise indicated, are references to section numbers of each Indenture.

General

The Indentures do not limit the amount of debt securities that may be issued. Each Indenture provides for the issuance of debt securities from time to time in one or more series. The terms of each series of debt securities may be established in a supplemental indenture or in resolutions of NiSource Finance’s board of directors or a committee of the board.

The senior debt securities:

•	are direct senior unsecured obligations of NiSource Finance;

•	are equal in right of payment to any other unsecured and unsubordinated debt of NiSource Finance; and

•	are guaranteed on a senior unsecured basis by NiSource.

The subordinated debt securities:

•	are direct subordinated unsecured obligations of NiSource Finance;

•	are subordinated to the prior payment in full of the senior debt securities of NiSource Finance; and

•	are guaranteed on a subordinated unsecured basis by NiSource.

NiSource Finance is a special purpose financing subsidiary formed solely as a financing vehicle for NiSource and its subsidiaries. Therefore, the ability of NiSource Finance to pay its obligations under the debt securities is dependent upon the receipt by it of payments from NiSource. If NiSource were not to make such payments for any reason, the holders of the debt securities would have to rely on the enforcement of NiSource’s guarantee described below.

If NiSource Finance uses this prospectus to offer debt securities, an accompanying prospectus supplement will describe the following terms of the debt securities being offered, to the extent applicable:

•	the title and type of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which NiSource Finance will pay principal;

•	the right, if any, to extend the date or dates on which NiSource Finance will pay principal;

•	the interest rates or the method of determining them and the date interest begins to accrue;

•	the interest payment dates and the regular record dates for any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of any extension;

•	the place or places where NiSource Finance will pay principal and interest;

•	the terms and conditions of any optional redemption, including the date after which, and the price or prices at which, NiSource Finance may redeem securities;

•	the terms and conditions of any optional purchase or repayment, including the date after which, and the price or prices at which, holders may require NiSource Finance to purchase, or a third party may require holders to sell, securities;

•	the terms and conditions of any mandatory or optional sinking fund redemption, including the date after which, and the price or prices at which, NiSource Finance may redeem securities;

•	whether bearer securities will be issued;

•	the denominations in which NiSource Finance will issue securities;

•	the currency or currencies in which NiSource Finance will pay principal and interest;

•	any index or indices used to determine the amount of payments;

•	the portion of principal payable on declaration of acceleration of maturity;

•	any additional events of default or covenants of NiSource Finance or NiSource applicable to the debt securities;

•	whether NiSource Finance will pay additional amounts in respect of taxes and similar charges on debt securities held by a United States alien and whether NiSource Finance may redeem those debt securities rather than pay additional amounts;

•	whether NiSource Finance will issue the debt securities in whole or in part in global form and, in such case, the depositary for such global securities and the circumstances under which beneficial owners of interests in the global security may exchange such interest for securities;

•	the date or dates after which holders may convert the securities into shares of NiSource common stock or preferred stock and the terms for that conversion;

•	particular terms of subordination with respect to subordinated debt securities; and

•	any other terms of the securities consistent with the provisions of the applicable indenture.

The Indentures do not give holders of debt securities protection in the event of a highly leveraged transaction or other transaction involving NiSource Finance or NiSource. The Indentures also do not limit the ability of NiSource Finance or NiSource to incur indebtedness or to declare or pay dividends on its capital stock.

Guarantee of NiSource

NiSource will fully and unconditionally guarantee to each holder of debt securities and to the indenture trustee and its successors all the obligations of NiSource Finance under the debt securities, including the due and punctual payment of the principal of, and premium, if any, and interest, if any, on the debt securities. In the case of the subordinated debt securities, the guarantee will be subordinated to the prior performance of NiSource’s guarantee of the senior debt securities and the prior payment of any senior unsecured debt of NiSource. The guarantee applies whether the payment is due at maturity, on an interest payment date or as a result of acceleration, redemption or otherwise. The guarantee includes payment of interest on the overdue principal of and interest, if any, on the debt securities (if lawful) and all other obligations of NiSource Finance under the Indentures. The guarantee will remain valid even if the applicable Indenture is found to be invalid. NiSource is obligated under the guarantee to pay any guaranteed amount immediately after NiSource Finance’s failure to do so.

NiSource is a holding company with no independent business operations or source of income of its own. It conducts substantially all of its operations through its subsidiaries and, as a result, NiSource depends on the earnings and cash flow of, and dividends or distributions from, its subsidiaries to provide the funds necessary to meet its debt and contractual obligations. Substantially all of NiSource’s consolidated assets, earnings and cash flow is derived from the operation of its regulated utility subsidiaries, whose legal authority to pay dividends or make other distributions to NiSource is subject to regulatory restrictions. In addition, NIPSCO’s debt indenture provides that NIPSCO will not declare or pay any dividends on its common stock owned by NiSource except out of earned surplus or net profits.

NiSource’s holding company status also means that its right to participate in any distribution of the assets of any of its subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries (except to the extent that the claims of NiSource itself as a creditor of a subsidiary may be recognized). Since this is true for NiSource, it is also true for the creditors of NiSource (including the holders of the debt securities).

Conversion Rights

The terms, if any, on which a series of debt securities may be exchanged for or converted into shares of common stock or preferred stock of NiSource will be set forth in the applicable prospectus supplement.

Denomination, Registration and Transfer

NiSource Finance may issue the debt securities as registered securities in certificated form or as global securities as described under the heading “Book-Entry Issuance.” Unless otherwise specified in the applicable prospectus supplement, NiSource Finance will issue registered debt securities in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. (See Section 302.)

If NiSource Finance issues the debt securities as registered securities, NiSource Finance will keep at one of its offices or agencies a register in which it will provide for the registration and transfer of the debt securities. NiSource Finance will appoint that office or agency the security registrar for the purpose of registering and transferring the debt securities.

The holder of any registered debt security may exchange the debt security for registered debt securities of the same series having the same stated maturity date and original issue date, in any authorized denominations, in like tenor and in the same aggregate principal amount. The holder may exchange those debt securities by surrendering them in a place of payment maintained for this purpose at the office or agency NiSource Finance has appointed securities registrar. Holders may present the debt securities for exchange or registration of transfer, duly endorsed or accompanied by a duly executed written instrument of transfer satisfactory to NiSource Finance and the securities registrar. No service charge will apply to any exchange or registration of transfer, but NiSource Finance may require payment of any taxes and other governmental charges as described in the applicable Indenture. (See Section 305.)

If debt securities of any series are redeemed, NiSource Finance will not be required to issue, register transfer of or exchange any debt securities of that series during the 15 business day period immediately preceding the day the relevant notice of redemption is given. That notice will identify the serial numbers of the debt securities being redeemed. After notice is given, NiSource Finance will not be required to issue, register the transfer of or exchange any debt securities that have been selected to be either partially or fully redeemed, except the unredeemed portion of any debt security being partially redeemed. (See Section 305.)

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, on each interest payment date, NiSource Finance will pay interest on each debt security to the person in whose name that debt security is registered as of the close of business on the record date relating to that interest payment date. If NiSource Finance defaults in the payment of interest on any debt security, it may pay that defaulted interest to the registered owner of that debt security:

•	as of the close of business on a date that the indenture trustee selects, which may not be more than 15 days or less than 10 days before the date NiSource Finance proposes to pay the defaulted interest, or

•	in any other lawful manner that does not violate the requirements of any securities exchange on which that debt security is listed and that the indenture trustee believes is acceptable.

(See Section 307.)

Unless otherwise indicated in the applicable prospectus supplement, NiSource Finance will pay the principal of and any premium or interest on the debt securities when they are presented at the office of the indenture trustee, as paying agent. NiSource Finance may change the place of payment of the debt securities, appoint one or more additional paying agents, and remove any paying agent.

Redemption

The applicable prospectus supplement will contain the specific terms on which NiSource Finance may redeem a series of debt securities prior to its stated maturity. NiSource Finance will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

•	the redemption date;

•	the redemption price;

•	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

•	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

•	the place or places of payment; and

•	whether the redemption is for a sinking fund.

(See Section 1104.)

On or before any redemption date, NiSource Finance will deposit an amount of money with the indenture trustee or with a paying agent sufficient to pay the redemption price. (See Section 1105.)

If NiSource Finance is redeeming less than all the debt securities, the indenture trustee will select the debt securities to be redeemed using a method it considers fair and appropriate, provided that any debt securities issued as global securities will be selected for redemption in accordance with the policies and procedures of the depositary. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (See Section 1103.)

Consolidation, Merger, Conveyance, Transfer or Lease

Neither NiSource Finance nor NiSource shall consolidate or merge with any other corporation or convey, transfer or lease substantially all of its assets or properties to any entity unless:

•	that corporation or entity is organized under the laws of the United States or any state thereof;

•	that corporation or entity assumes NiSource Finance’s or NiSource’s obligations, as applicable, under the Indentures;

•	after giving effect to the transaction, NiSource Finance and NiSource are not in default under the Indentures; and

•	NiSource Finance or NiSource, as applicable, delivers to the indenture trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indentures.

(See Section 801.)

Limitation on Liens

As long as any debt securities remain outstanding, neither NiSource Finance, NiSource nor any subsidiary of NiSource other than a utility may issue, assume or guarantee any debt secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by NiSource Finance, NiSource or that subsidiary, except intercompany indebtedness, without also securing the debt securities equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of NiSource and its subsidiaries (other than utilities).

The lien limitations do not apply to NiSource Finance’s, NiSource’s and any subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the applicable Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with NiSource Finance, NiSource or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary;

•	create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or its subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the applicable Indenture; and

•	create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indentures provide, with respect to any outstanding series of debt securities, that any of the following events constitutes an “Event of Default”:

•	NiSource Finance defaults in the payment of any interest upon any debt security of that series that becomes due and payable and the default continues for 60 days;

•	NiSource Finance defaults in the payment of principal of or any premium on any debt security of that series when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•	NiSource Finance defaults in the deposit of any sinking fund payment when due and the default continues for three business days;

•	NiSource Finance or NiSource defaults in the performance of or breaches any covenant or warranty in the applicable Indenture for 90 days after written notice to NiSource Finance and NiSource from the indenture trustee or to NiSource Finance, NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•	NiSource Finance or NiSource Capital Markets, Inc., a subsidiary of NiSource, defaults under any bond, debenture, note or other evidence of indebtedness for money borrowed by NiSource Finance or NiSource Capital Markets, or NiSource Finance or NiSource Capital Markets defaults under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such debt has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such debt is not paid within 60 days after written notice to NiSource Finance and NiSource from the indenture trustee or to NiSource Finance, NiSource and the indenture trustee from the holders of at least 33% of the outstanding debt securities of that series;

•	the NiSource guarantee ceases to be in full force and effect in any material respect or is disaffirmed or denied (other than according to its terms), or is found to be unenforceable or invalid; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource Finance, NiSource Capital Markets or NiSource.

(See Section 501.)

If an Event of Default occurs with respect to debt securities of a particular series, the indenture trustee or the holders of 33% in principal amount of the outstanding debt securities of that series may declare the debt securities of that series due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee under the applicable Indenture, or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. The indenture trustee may refuse to follow directions that are in conflict with law or the applicable Indenture, that expose the indenture trustee to personal liability or that are unduly prejudicial to other holders. The indenture trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any debt security; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected debt security.

(See Section 513.)

At any time after the holders of the debt securities of a series declare that the debt securities of that series are due and immediately payable, a majority in principal amount of the outstanding holders of debt securities of that series may rescind and cancel the declaration and its consequences: (1) before the indenture trustee has obtained a judgment or decree for money, (2) if all defaults (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, and (3) NiSource or NiSource Finance has paid or deposited with the indenture trustee an amount sufficient to pay:

•	all overdue interest on the debt securities of that series;

•	the principal of, and premium, if any, or interest on any debt securities of that series which are due other than by reason of the declaration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the indenture trustee under the applicable Indenture.

(See Section 502.)

Modification of Indentures

NiSource Finance, NiSource and the indenture trustee may modify or amend one or both of the Indentures, without the consent of the holders of any debt securities, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource Finance’s or NiSource’s covenants or to surrender any right or power conferred on NiSource Finance or NiSource under the Indenture;

•	to add events of default;

•	to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not materially adversely affect the interest of the holders of debt securities of any series);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding debt securities entitled to the benefit of the provision);

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not materially adversely affect the interest of the holders of debt securities of any series);

•	to effect assumption by NiSource or one of its subsidiaries of NiSource Finance’s obligations under the Indenture; or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

Each Indenture provides that we and the indenture trustee may amend the Indenture or the debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource Finance to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage of holders of debt securities necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource Finance to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States;

•	modify the obligations of NiSource under its guarantee in any way adverse to the interests of the holders of the debt securities; and

•	modify these requirements or reduce the percentage of holders of debt securities necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indentures, NiSource Finance can terminate its obligations with respect to debt securities of any series not previously delivered to the indenture trustee for cancellation when those debt securities:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

NiSource Finance may terminate its obligations with respect to the debt securities of that series by depositing with the indenture trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable Indenture will cease to be of further effect and NiSource Finance’s obligations will be satisfied and discharged with respect to that series (except as to NiSource Finance’s obligations to pay all other amounts due under the applicable Indenture and to provide certain officers’ certificates and opinions of counsel to the indenture trustee). At the expense of NiSource Finance, the indenture trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Book-Entry Issuance

Unless otherwise specified in the applicable prospectus supplement, NiSource Finance will issue any debt securities offered under this prospectus as “global securities.” We will describe the specific terms for issuing any debt security as a global security in the prospectus supplement relating to that debt security.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as the depositary for any global securities. NiSource Finance will issue global securities as fully registered securities registered in the name of DTC’s nominee, Cede & Co. NiSource Finance will issue one or more fully registered global securities for each issue of debt securities, each in the aggregate principal or stated amount of such issue, and will deposit the global securities with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among its direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between its direct participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities under DTC’s system must be made by or through a direct participant, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security, the beneficial owner, is in turn recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchases, but they should receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the participants through which they entered into the transactions. Transfers of ownership interests in the securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all global securities that are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of global securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to NiSource Finance as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, principal payments and any premium, interest or other payments on the global securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participant and not of DTC, NiSource Finance, NiSource or the indenture trustee, subject to any statutory or regulatory requirements in effect at the time. Payment of redemption proceeds, principal and any premium, interest or other payments to DTC is the responsibility of NiSource Finance and the applicable paying agent, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct and indirect participants.

A beneficial owner electing to have its interest in a global security repaid by NiSource Finance will give any required notice through its participant and will effect delivery of its interest by causing the direct participant to transfer the participant’s interest in the global securities on DTC’s records to the appropriate party. The requirement for physical delivery in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global securities are transferred on DTC’s records and followed by a book-entry credit to the appropriate party’s DTC account.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving reasonable notice to NiSource Finance or the indenture trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the securities are required to be printed and delivered to DTC.

NiSource Finance may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, certificates for the securities will be printed and delivered.

We have provided the foregoing information with respect to DTC to the financial community for information purposes only. We do not intend the information to serve as a representation, warranty or contract modification of any kind. We have received the information in this section concerning DTC and DTC’s system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Governing Law

Each of the Indentures is, and the related senior debt securities and subordinated debt securities will be, governed by the internal laws of the State of New York.

Information Concerning the Indenture Trustee

Prior to default, the indenture trustee will perform only those duties specifically set forth in the Indentures. After default, the indenture trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The indenture trustee is under no obligation to exercise any of the powers vested in it by the Indentures at the request of any holder of debt securities unless the holder offers the indenture trustee reasonable indemnity against the costs, expenses and liability that the indenture trustee might incur in exercising those powers. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is the trustee under the Senior Indenture and the Subordinated Indenture, it may be required to resign as trustee under one of those Indentures if there is an event of default under an Indenture.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

NiSource and NiSource Finance may issue warrants to purchase equity or debt securities, respectively. NiSource and NiSource Finance may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. NiSource and NiSource Finance will issue the warrants under warrant agreements to be entered into between NiSource or NiSource Finance, as the case may be, and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, NiSource or NiSource Finance, as the case may be, will, as soon as possible, forward the equity or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, NiSource or NiSource Finance, as the case may be, will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

NiSource may issue stock purchase contracts, including contracts obligating holders to purchase from NiSource, and for NiSource to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either NiSource Finance’s debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities to or through underwriters, through dealers or agents, directly to you or through a combination of these methods. The prospectus supplement with respect to any offering of securities will describe the specific terms of the securities being offered, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to NiSource or NiSource Finance from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Through Underwriters. If we use underwriters in the sale of the securities, the underwriters will acquire the offered securities for their own account. We will execute an underwriting agreement with an underwriter or underwriters once an agreement for sale of the securities is reached. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them.

Through Dealers. If we use a dealer to sell the securities, we will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Through Agents. If we use agents in the sale of securities, we may designate one or more agents to sell offered securities. Unless otherwise stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Directly to Purchasers. We may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of our direct sales in our prospectus supplement.

General Information. A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to us from the sale of offered securities, any initial public offering price and other terms of the offering of those offered securities.

Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase offered securities from us at the public offering price and on terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. If we use delayed delivery contracts, we will disclose that we are using them in our prospectus supplement and will tell you when we will demand payment and delivery of the securities. The delayed delivery contracts will be subject only to the conditions we set forth in our prospectus supplement.

We may enter into agreements to indemnify agents, underwriters and dealers against certain civil liabilities, including liabilities under the Securities Act of 1933.

LEGAL OPINIONS

Schiff Hardin LLP, Chicago, Illinois, will pass upon the validity of the securities offered by this prospectus for us. The opinions with respect to the securities may be subject to assumptions regarding future action to be taken by us and the trustee, if applicable, in connection with the issuance and sale of the securities, the specific terms of the securities and other matters that may affect the validity of securities but that cannot be ascertained on the date of those opinions.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.